UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

 ☐ Preliminary Information Statement

 ☐    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

 ☒ Definitive Information Statement

LIBERTY ALLIANCE, INC.
_________________________________________________________
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

Reg. §240.14c-101.

 ☒    No fee required.
 ☐     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

 ☐    Fee paid previously with preliminary materials.

 ☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

NOTICE OF ACTION BY
WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

This Information Statement is furnished by the board of directors of Liberty Alliance, Inc., a Delaware corporation (the “Company”), to holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on June 16, 2008, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of June 6, 2008. This Information Statement shall be considered the notice required under the Delaware General Corporation Law.

The action taken by the Company’s stockholders will not become effective until at least 20 days after the initial mailing of this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

                                                                              By order of the board of directors:

                                                                              /s/ Henry T. Cochran
                                                                             Henry T. Cochran

LIBERTY ALLIANCE, INC.
Room B, Second Floor, M-10, Central (W.)
Shenzhen High-Tech Park
Shenzhen 518057
People’s Republic of China

INFORMATION STATEMENT

Introductory Statement

Liberty Alliance, Inc. (the “Company”) is a Delaware corporation with its principal executive offices located at Room B, Second Floor, M-10, Central (W.), Shenzhen High-Tech Park, Shenzhen 518057, People’s Republic of China. This Information Statement is being sent to the Company’s stockholders by the board of directors to notify them about an action that the holders of a majority of the Company’s outstanding common stock, which is the only voting capital stock issued by the Company, have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on June 6, 2008, and will be effective approximately 20 days after the mailing of this Information Statement.

On May 12, 2008, the Company, SinoHub Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), SinoHub, Inc., a Delaware corporation and Steven L. White, the majority stockholder of the Company (the “Principal Stockholder”) entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Sub agreed to merge with and into SinoHub, with SinoHub continuing as the surviving corporation (the "Merger").

On May 14, 2008, we completed the Merger and issued to the former stockholders of SinoHub 64,015,000 shares of the Company’s common stock in exchange for all the outstanding shares of SinoHub capital stock and the Company assumed options exercisable for an additional 1,713,078 shares of its common stock. At the closing, the Company also issued 1,785,000 shares of common stock to certain consultants for services rendered in connection with the Merger (“Consultant Shares”).  Immediately following the Merger, the Company had 70,000,000 shares of common stock outstanding and options exercisable for an additional 1,713,078 shares of common stock.  The holders of common stock of the Company prior to this Merger now hold approximately 6% of the issued and outstanding shares of the Company’s common stock on a fully diluted basis and the former SinoHub stockholders plus the holders of the Consultant Shares now hold approximately 94% of the Company’s issued and outstanding shares of common stock.

General Information

This Information Statement is being mailed on or about June 27, 2008 to all stockholders of record of Liberty Alliance, Inc., Inc. as of June 15, 2008.  It is being furnished in connection with the following actions, which were approved by the unanimous consent of our board of directors and the written consent of stockholders owning in excess of 51% of the outstanding shares of the Company’s common stock:

•	the amendment to Article I of the Company’s Certificate of Incorporation to change the name of the Company from “Liberty Alliance, Inc.” to “SinoHub, Inc.”; and

•
the amendment of Article I of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at the ratio of 1 share for every 3.5 shares.

The board of directors unanimously approved these actions on June 6, 2008, and recommended to the stockholders that they approve the actions. The holders owning in excess of 51% of the Company’s issued and outstanding common stock (“Voting Stock”) approved these actions pursuant to an action by written consent dated June 6, 2008.

The record date established by the board of directors for purposes of determining the number of outstanding shares of Voting Stock was June 6, 2008 (the “Record Date”). As of the Record Date, there were 70,000,000 shares of common stock issued and outstanding. The common stock constitutes the only outstanding class of voting securities of the Company. Each share of common stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the proposals as early as possible, the board of directors voted to solicit the written consent of our stockholders owning a majority of the Company’s Voting Stock.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the aforementioned actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about July 17, 2008.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Company’s common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

APPROVAL REQUIREMENTS; DELAWARE LAW

Section 242 of the Delaware General Corporation Law (the “DGCL”) provides that amendments to the Company’s Certificate of Incorporation shall first be adopted by the resolution of the board of directors and then be subject to the approval of the holders of at least a majority of the shares of voting stock entitled to vote on any such amendment. Section 228 of the DGCL provides that, unless otherwise provided in the Company’s Certificate of Incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if consents in writing, setting forth the action to be taken, are signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company’s Certificate of Incorporation does not prohibit the taking of actions by written consent of the Company’s stockholders. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions described herein as early as possible in order to accomplish the purposes as hereafter described, the Company’s board of directors obtained the written consent to the aforementioned actions of the holders of a majority of the Company’s Voting Stock.

PROPOSAL NO. 1
CORPORATE NAME CHANGE

On June 6, 2008, the board of directors of the Company approved an amendment, subject to stockholder approval, of the Company’s First Amended and Restated Certificate of Incorporation to change the name of the Company from “Liberty Alliance, Inc.” to “SinoHub, Inc.” On June 6, 2008, the holders of a majority of the Company’s outstanding common stock approved the amendment.

Upon the filing of a Certificate of Amendment of the First Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, a form of which is attached hereto as Exhibit A, Article I of our First Amended and Restated Certificate of Incorporation will read as follows:

“Article I.  NAME: The name of the Corporation is SinoHub, Inc.”

Reasons for the Corporate Name Change

In the judgment of our board of directors, the change of our corporate name is desirable to reflect the change of control of Liberty Alliance occurring as a result of the merger with SinoHub, Inc. which was consummated on May 14, 2008.

Stockholders will not be required to exchange their outstanding stock certificates for new stock certificates if the amendment to our certificate of incorporation is adopted. In connection with our name change, our trading symbol “LBTI” on the OTCBB and our CUSIP number will be changed. We will issue a press release and file a Form 8-K when our trading symbol is changed.

PROPOSAL NO. 2
REVERSE STOCK SPLIT

On June 6, 2008, the board of directors of the Company approved an amendment, subject to stockholder approval, to the Company’s First Amended and Restated Certificate of Incorporation to effect a reverse stock split at the ratio of 1 share for every 3.5 shares. On June 6, 2008, holders of a majority of the Company’s outstanding common stock approved the amendment. As a result, each 3.5 shares of common stock held by a stockholder of the Company before the reverse stock split will become one share of common stock effective upon the reverse split. No fractional shares will be issued in connection with the reverse split and any fractional share held by a stockholder as a result of the reverse split will be rounded up to the next whole share after aggregating all fractional shares that otherwise would be received by such holder. The total number of authorized shares of our common stock will not be correspondingly reduced.

The Company currently has authorized 100,000,000 shares of common stock, $.001 par value, of which 70,000,000 shares of common stock are outstanding as of the Record Date and 5,000,000 shares of preferred stock, $.001 par value, none of which are outstanding. Pursuant to the reverse stock split, the 70,000,000 shares of common stock outstanding will automatically be converted into 20,000,000 shares of common stock.

Reasons for the Reverse Stock Split

Our common stock is currently traded on the OTCBB under the symbol “LBTI.” The last sale price of our common stock prior to the filing of this Information Statement was $0.755 per share. Our primary objective in effecting the reverse split is to attempt to raise the per share trading price of our common stock. Our board of directors believes that the current price per share of our common stock diminishes the effective marketability of such stock because of the reluctance of many leading brokerage firms to recommend lower-priced stocks to their clients. Additionally, the policies and practices of a number of brokerage houses with respect to the payment of commissions based on stock price tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Our board of directors believes that the foregoing factors adversely affect the price and liquidity of our common stock, and could also affect our future ability to raise additional capital through a sale of equity securities.

We are hopeful that the decrease in the number of shares of common stock outstanding as a consequence of the reverse split, and the anticipated corresponding increased price per share, will stimulate interest in our common stock and promote greater liquidity for our stockholders with respect to their shares. The possibility does exist, however, that the liquidity and price of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split.

We are also hopeful that the reverse split will result in a price level for the shares that would mitigate the current reluctance, policies, and practices on the part of brokerage firms in dealing with our common stock and will diminish the adverse impact of trading commissions on the potential market for our common stock. While we intend that the reverse split will increase the bid price per share of our common stock, there can be no assurance that the market price per share of our common stock after the reverse split will increase in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse split. There can be no guarantee that the reverse split will not adversely impact the trading volume or market price of the common stock or, alternatively, that any increased per share price of our common stock immediately after the reverse split will be sustained for any period of time. The reverse split is not intended to be an anti-takeover device. The approval of this proposal is being sought generally to enhance the image of the Company and to price our common stock in a price range more acceptable to the brokerage community and to investors.

Odd Lot Stockholders

Odd lot stockholders are those stockholders who own less than a round lot, or 100 shares (the “Odd Lot Stockholders”). The reverse split will have the effect of increasing the number of the Company’s Odd Lot Stockholders, and such stockholders may encounter difficulty in selling their odd lot of shares or incur higher brokerage commissions associated with their sale.

In addition, Company intends to apply for listing on a national stock exchange in the future. The listing requirements for the national stock exchanges generally require that the Company maintains a certain number of round lot stockholders or stockholders owning at least 100 shares of common stock. Therefore, In the interest of obtaining as many round lot stockholders as possible, the Company has authorized the issuance of up to an aggregate of up to approximately 20,942 shares of its common stock to all of its Odd Lot Stockholders. In consideration for the issuance of additional shares to the Odd Lot Stockholders to increase each of their stock ownership to one round lot, each Odd Lot Stockholder will be required to enter into a lock-up agreement (the “Lock-Up Agreement”) in substantially the form attached hereto as Exhibit B. The Lock-Up Agreement will require such Odd Lot Stockholders to refrain from transferring any shares of capital stock of the Company own by them at the time of entry into the Lock-Up Agreement or acquired by them thereafter for a period of one year from the date the reverse split is effected.

General Effect of the Reverse Stock Split

After the effective date of the reverse split, each stockholder will own a reduced number of shares of our common stock as each 3.5 shares of common stock that a stockholder owns before the reverse stock split will be combined and converted into a single post-reverse split share. We estimate that, following the reverse split, the Company will have approximately the same number of stockholders and, except for any changes as a result of the rounding up of fractional shares to the next whole shares and the issuance of up to approximately 20,942 shares of common stock to achieve round lot status for the Odd Lot Stockholders, the completion of the reverse split alone would not affect any stockholder’s proportionate equity interest in the Company.

The number of our authorized shares of common stock and preferred stock will not be affected by the reverse split. Because the number of authorized shares of capital stock will not be reduced, the reverse split increases our board of directors’ ability to issue authorized and unissued shares without further stockholder action. Such shares could be used for employee incentivization, acquisitions, future equity financings, or any other proper corporate purpose.

In the event stockholders holding less than one round lot of shares elect not to enter into the Lock-Up Agreement, they may incur higher transaction costs in selling their shares. Typically, the transaction costs to stockholders selling less than a round lot of shares are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

The following table shows the capital structure of the Company after giving effect to the reverse split:

Post-Reverse Stock Split Capitalization Table
	Pre-Reverse Split Common Stock	Post-Reverse Split Common Stock
Total number of shares outstanding	70,000,000	20,000,000
Reserved for issuance upon exercise of stock options	1,713,078	489,451
Total number of shares issuable to Odd Lot Stockholders	-	20,942(1)

(1) This number is an estimate and may change subject to the number of shares of the Company’s common stock held in street position.

Effect on Existing Shares of Common Stock

The reverse split affects all of our stockholders uniformly and does not affect any stockholder’s percentage ownership interest in the Company, except to the extent that any fractional share resulting from the reverse split will be rounded up to the next whole share and the issuance of up to approximately 20,942 shares of common stock that may be issued to achieve round lot status for the Odd Lot Stockholders. Voting rights of the holders of our common stock have not been affected by the reverse split. Stockholders will own a slightly lesser percentage of the Company’s voting securities as a result of shares of common stock issued to achieve round lot status of the Odd Lot Stockholders.

Effect on Outstanding Options

Following the closing of the merger with SinoHub, Inc., we had outstanding under the Company’s 2000 Stock Plan options to purchase 1,713,078 shares of our stock at prices ranging from $0.0269 to $0.0538 per share. When the reverse stock split is effected, all of these options will be adjusted so that the number of shares issuable on the exercise of such outstanding options will be decreased in proportion to the one-for-three and ½ reverse split, and the exercise price per share under such outstanding options and warrants will be proportionately increased. Specifically, outstanding options will be rounded down to the nearest whole share and no cash payment will be made in respect of any fractional share relating to the outstanding options. Following the reverse split, there will be approximately 489,451 shares underlying outstanding options under our Plan. The reverse stock split will not affect the expiration date of the options.

Effect on Preferred Stock

The number of authorized shares of our preferred stock will not be affected by the reverse split.

Effect on Par Value

Effecting the reverse split will not change the per share par value of our common stock or preferred stock.

Effect on Registration and Stock Trading

Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. Effecting the reverse split will not affect the registration of our common stock under the Exchange Act.

After the reverse split is implemented, our common stock will continue to be reported on the OTCBB. In connection with the change in the Company’s name to SinoHub, Inc. our trading symbol “LBTI” on the OTCBB and our CUSIP number will be changed. We will issue a press release and file a Form 8-K when our trading symbol is changed.

Effective Date

On the effective date of the reverse split, shares of common stock issued and outstanding will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock.

Exchange of Stock Certificates

As soon as practicable after the effective date of the reverse split, our stock transfer agent will mail a transmittal form to each holder of record of our common stock that will be used in forwarding certificates for surrender and the exchange for certificates representing the number of shares of our common stock the holder is entitled to receive as a consequence of the reverse split. The transmittal form will be accompanied by instructions specifying other details of the exchange.

After receipt of a transmittal form, each holder should surrender the certificates formerly representing shares of our common stock and, in exchange, will receive certificates representing the number of shares of common stock to which the holder is entitled following the reverse split. No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates. Stockholders should not send in certificates until they receive a transmittal form from our stock transfer agent. In addition, the stockholders who will hold less than a round lot of shares after the reverse split will be required to submit an executed Lock-Up Agreement in exchange for shares which will increase such stockholders holding to one round lot, or 100 shares.

In connection with the reverse split, our common stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing shares of our post-reverse split common stock.

Notwithstanding any of the foregoing, the reverse split shall be effective as of the filing of the amendment to the certificate of incorporation regardless of whether you surrender the certificate or certificates representing your shares and the Company’s books and records immediately following the effective time of the amendment to the certificate of incorporation shall reflect the total number of shares held by you as of the effective time of the amendment to the certificate of incorporation.

Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse split. Instead, stockholders who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible will receive such additional fraction of a share as is necessary to increase the fractional share to a full share, as permitted under Delaware law.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to exercise appraisal rights in connection with the reverse split, and the Company will not independently provide stockholders with any such right.

Accounting Consequences

The only effects of implementing the reverse split and the issuance of up to approximately 20,942 shares of common stock that may be issued to achieve the round lot status of the Odd Lot Stockholders on our consolidated financial statements will be a reclassification of the capital accounts on our balance sheet, a recalculation of profit/loss per share and weighted average shares outstanding as if the reverse split had occurred on the first day of each period presented.

Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the reverse split. The following discussion is based on current federal tax law, and does not purport to be a complete discussion of relevant tax consequences. STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE REVERSE SPLIT ON THEIR INDIVIDUAL TAX STATUS.

•	The reverse split will not be a taxable transaction to the Company.

•
A stockholder will not recognize any gain or loss as a result of the reverse split.  Except for the stockholders who receive additional shares to increase their holding to one round lot as consideration for entering into the lock-up agreement.  Such additional shares will give rise to ordinary income subject to tax in the amount of the value of the shares issued.

•
The aggregate tax basis of a stockholder’s post-reverse split common stock will equal the aggregate tax basis of the stockholder’s shares of pre-reverse split common stock. The holding period of the post-reverse split common stock generally will include the holding period of the stockholder’s pre-reverse split common stock, provided the pre-reverse split shares of common stock were capital assets in the hands of such stockholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 9, 2008 with respect to the beneficial ownership of shares of the Company's common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of the Company's common stock, (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of May 9, 2008, there were 70,000,000 shares of the Company's common stock issued and outstanding.

	Common Stock
Name of Beneficial Owner	#		%(1)
Officers and Directors
Henry T. Cochran(2)	15,115,397	(3)	21.6
Lei Xia(2)	10,783,433	(4)	15.4
De Hai Li(2)	3,862,514	(5)	5.5
Zan Wang(2)	3,160,661		4.5
Steven L. White 386 North 210 East Mapleton, UT 84664	686,325		*

All Officers and Directors as a Group (5 persons)	33,608,330		48.0

5% Holders
Jan Rejbo Kommendoersgatan 26 11448 Stockholm Sweden	15,683,234		22.4
Xian Qiu Li Building J, Apt. 203, NanShan District, Shenzhen, PRC	5,744,967		8.2
_____________
*less than one percent
(1)	The percentage of Common Stock is calculated based upon 70,000,000 shares issued and outstanding.
(2)	The business address for these individuals is Room B, Second Floor, M-10, Central (W.), Shenzhen High-Tech Park, Shenzhen 518057, People’s Republic of China.
(3)	Includes 1,691,883 shares of Common Stock owned by his wife Linda M. Hetue.
(4)	Includes 2,231,055 shares of Common Stock owned by his wife Christine Cui.
(5)	Includes 743,685 shares of Common Stock owned by his wife Wang Hai Rong and 144,089 shares issuable pursuant to an outstanding stock option within 60 days after June 9, 2008.

Where You Can Find More Information About the Company

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

MISCELLANEOUS

If you have any questions about this Information Statement you should contact the Company at:

Room B, Second Floor, M-10, Central (W.)
Shenzhen High-Tech Park
Shenzhen 518057
People’s Republic of China
(Address of Principal Executive Offices)

(86 755 26012223)

We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement.  This Information Statement is dated June 23, 2008.

You should not assume that the information contained in this Information Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Information Statement).

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the amendments to the Company's Certificate of Incorporation. Your consent to the amendments to the Company's Certificate of Incorporation is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

By Order of the Board of Directors:

/s/ Henry T. Cochran
Henry T. Cochran
Chairman of the Board

Exhibit A

CERTIFICATE OF AMENDMENT
OF
THE FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LIBERTY ALLIANCE, INC.
a Delaware corporation

Liberty Alliance, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

FIRST:  Effective as of 5:00 p.m. (EST) on the date of filing of the Certificate of Amendment (such time on such date, the “Effective Time”) with the Secretary of State of the State of Delaware pursuant to the DGCL, each 3.5 shares of the Corporation’s common stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), shall automatically, without further action on the part of the holder of any Old Common Stock, be reclassified, converted, combined and changed into one fully paid and nonassessable share of common stock, par value $.001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).  The conversion of the Old Common Stock into the New Common Stock shall be deemed to occur at the Effective Time.  From and after the Effective Time, each certificate that represented shares of Old Common Stock shall represent, after the date of filing of this Certificate of Amendment, the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted into hereby.  Each person holding of record a certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of said certificate or certificates, a new certificate or certificates, as the case may be, evidencing and representing the number of shares of New Common Stock to which such person is entitled pursuant to this Certificate of Amendment.  No cash will be paid or distributed as a result of the Reverse Stock Split of the Corporation’s Old Common Stock, and no fractional shares of New Common Stock will be issued.  In lieu thereof, fractional shares that the Corporation might otherwise be required to issued to a holder of record as a result of the Reverse Stock Split, will be rounded up to the nearest whole share.

SECOND:  Article I of the First Amended and Restated Certificate of Incorporation of the Corporation is amended and restated in its entirety as set forth below:

ARTICLE I
NAME

The name of the Corporation is SinoHub, Inc.

THIRD:  The Amendment was duly adopted and approved in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ___ day of June, 2008.

By
Henry T. Cochran
Chief Executive Officer

2

Exhibit B

LOCK-UP AGREEMENT

As an inducement to Liberty Alliance, Inc., a Delaware corporation (the “Company”), to issue a number of shares of the Company common stock to increase the undersigned stockholder’s holding to one round lot, or 100 shares, after the 1 for 3.5 reverse stock split effected on June __, 2008 (the “Effective Date”), the undersigned stockholder hereby agrees that from the Effective Date for a period of one year,(the “Lock-up Period”) the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly (a “Transfer”), any shares of capital stock of the Company issued to the undersigned in respect of shares of the Company now owned or hereafter acquired by the undersigned, including any securities convertible into or exchangeable or exercisable for any shares of capital stock of the Company (the “Securities”), or enter into a transaction which would have the same effect, or publicly disclose the intention to make any such offer, sale, pledge or disposal.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement.  A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement.  Upon the execution of the Agreement, there shall be imprinted or otherwise placed, on certificates representing the Securities the following restrictive legend:

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITONS OF A CERTAIN LOCK-UP AGREEMENT BETWEEN THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Lock-up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Name

Address

3